Exhibit 10.124

TERMINATION AGREEMENT

This TERMINATION AGREEMENT, dated as of June      , 2006 (this “Agreement”), is entered into by and among Halo Technology Holdings, Inc., formerly Warp Technology Holdings, operating as Halo Technology Holdings, a Nevada corporation (“Parent”), WTH Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and InfoNow Corporation, a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are separately referred to herein as a “Party,” and collectively referred to herein as the “Parties.”

WHEREAS, on December 23, 2005 the Parties entered into that certain Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined that the merger of Merger Sub with and into the Company (the “Merger”) pursuant to the Merger Agreement, and the other transactions contemplated by the Merger Agreement, are no longer consistent with, and in furtherance of, their respective business strategies and goals;

WHEREAS, the Parties desire to terminate the Merger Agreement and each of the Parties desires to release the other Parties of their respective obligations, rights, covenants, and agreements under the Merger Agreement and in connection with the Merger and such other contemplated transactions, under the terms and conditions hereof;

WHEREAS, each of such respective Boards of Directors of Parent, Merger Sub and the Company have determined by a vote of a majority of the members of its entire Board of Directors to terminate the Merger Agreement by mutual consent;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1. Termination. Pursuant to Section 8.1(a) of the Merger Agreement, the Parent, the Merger Sub and the Company hereby mutually consent to the termination of the Merger Agreement, effective as of the date first written above. The Merger Agreement is hereby void and there shall be no liability or obligation thereunder on the part of the Parties or their respective affiliates, officers, directors or stockholders, other than Parent’s payment obligation under Section 3 of this Agreement and the Company’s representations and warranties under Section 4 of this Agreement.

2. Release and Waiver.

(a ) Each of the Releasers hereby waives and releases any right to initiate or prosecute or participate in the initiating or prosecuting of any and all Claims against or with respect to any of the Releasees, including, without limitation, any and all Claims arising out of or concerning in any way the Merger Agreement, any transactions contemplated therein, and any Party’s securities, whether or not any of such Claims are now existing or hereafter arising.

(b ) Each of the Releasers hereby releases and forever discharges all Releasees of and from any and all manner of Claims which the Releaser now has or may hereafter have against any Releasee arising out of or concerning in any way the Merger Agreement, any transactions contemplated therein, and any Party’s securities.

(c ) The release and waiver provided for in this Section 2 (this “Release”) is intended by the Releaser to be as broad as the law allows and is intended specifically to be a compromise and release generally of all released Claims of the Releaser against all Releasees, arising out of or concerning in any way the Merger Agreement, any transactions contemplated therein, and any Party’s securities.

(d ) Each of the Releasers hereby specifically waives any purported right to challenge the validity or seek rescission of, or to vitiate, this Release on the ground that any information was kept concealed from the Releaser by any of the Releasees, and each of the Releasers agrees that no remedy shall be available for any such alleged non-disclosure, and that the right to rescind this Release on any such grounds is hereby expressly waived. Each of the Releasers specifically acknowledges that they might hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Claims released, but nonetheless Releaser shall be deemed to have fully, finally, and forever settled and released any and all Claims whether known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, heretofore have existed, or may come to exist in the future upon any theory of law or equity now existing or coming into existence in the future.

(e ) Notwithstanding anything to the contrary in this Agreement, the Company shall not release any claim for payment under Section 3 of this Agreement and Parent and Merger Sub shall not release any claim for breach of the representations and warranties set forth in Section 4 of this Agreement.

3. Payment of Expenses. In consideration of this Agreement, Parent agrees to pay to the Company the aggregate amount of Two Hundred Thousand Dollars ($200,000), in cash, by wire transfer in immediately available funds, payable (i) One Hundred Thousand Dollars ($100,000) on or before August 1, 2006, and (ii) an additional One Hundred Thousand Dollars ($100,000) on or before October 7, 2006.

4. Company Representations and Warranties. In order to induce Parent and Merger Sub to enter into this Agreement, the Company hereby represents and warrants the following:

(a) From and after the date of the Merger Agreement until its termination pursuant to this Agreement, the Company has not received any Company Superior Proposal.

(b) From and after the date of the Merger Agreement until its termination pursuant to this Agreement, the Company has not violated Section 5.4 of the Merger Agreement.

5. Confidentiality. Notwithstanding the foregoing, the Confidentiality Agreement by and among Parent and the Company, dated as of September 26, 2005 remains in full force and effect.

6. Miscellaneous.

(a ) Expenses. Except as set forth in Section 3 of this Agreement, all costs and expenses incurred in connection with this Agreement, the Merger Agreement, and the transactions contemplated hereby and/or thereby shall be paid by the Party incurring such expense.

(b ) Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. A facsimile or electronic transmission of a signed counterpart of this Agreement shall be sufficient to bind the Party or Parties whose signature(s) appear thereon.

(c ) Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, other than the Confidentiality Agreement by and among Parent and the Company, dated as of September 26, 2005 (which shall survive the execution and termination of this Agreement).

(d ) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law rules.

(e ) Enforcement of Agreement. The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(f ) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(g ) Publicity. Except as otherwise required by law, none of the Parties shall issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement, without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

(h ) Benefits. This Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. This Agreement is also for the benefit of third party “Releasees.

7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement. In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

(a ) “Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

(b ) “Claims” shall mean any action or actions, cause or causes of action, in law or in equity, suits, debts, liens, security interests, liabilities, claims, demands, damages, punitive damages, losses, costs, or expenses, and reasonable attorneys’ fees of any nature whatsoever, including, without limitation, claims based upon breach of fiduciary or other duty, legal fault, misrepresentation or omission, negligence, offense, quasi-offense, contract, quasi-contract, appraisal rights under Delaware law, or any other federal or state law or regulation, or any other theory, or for actions taken or omitted to be taken in regard to the other Party’s securities, any statements made about the other Party’s securities, or any appraisal rights, or actions taken or omitted to be taken, whether fixed or contingent and including known, suspected or Unknown Claims, excluding, notwithstanding the foregoing, any claim or cause of action made pursuant to the applicable Releaser’s rights hereunder or any claim or cause of action that cannot be waived or released under applicable law.

(c ) “Releaser” means a Party together with all of its subsidiaries, Affiliates, successors, assigns, representatives, agents and any and all the officers, directors, representatives, employees, agents, advisors, attorneys, or accountants of any of the foregoing.

(d ) “Releasees” means a Party together with all of its subsidiaries, Affiliates, successors, assigns, representatives, agents and any and all the officers, directors, representatives, employees, agents, advisors, attorneys, or accountants of any of the foregoing.

(e ) “Unknown Claims” means any and all Claims including, without limitation, any Claim which the Releaser does not know or even suspect to exist in its or their favor at the time of the giving of the Release which, if known by it or them might have affected its or their decision regarding the Releases.

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

HALO TECHNOLOGY HOLDINGS, INC.

By: /s/ Ernest Mysogland

Name: Ernest Mysogland
Title: Executive Vice President

WTH MERGER SUB, INC.

By: /s/ Ernest Mysogland

Name: Ernest Mysogland
Title: President and Sole Director

INFONOW CORPORATION

By: /s/ Jeffrey D. Peotter

Name: Jeffrey D. Peotter
Title: Chairman of the Board